UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
January 30, 2017
Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the registrant's Current Report on Form 8-K (the "Prior Form 8-K") dated June 13, 2012 and filed with the Commission on June 18, 2012, on June 18, 2012, the registrant, certain of its North American subsidiaries and Wells Fargo Capital Finance, LLC ("Wells Fargo") entered into a $125 million revolving bank credit facility (the "Revolving Facility").   A description of the Revolving Facility is included in the Prior Form 8-K and is incorporated herein by reference.
Effective January 30, 2017, the registrant, certain of its North American subsidiaries and Wells Fargo entered into a Third Amendment (the "Third Amendment") to the Revolving Facility.  The registrant, certain of its North American subsidiaries and Wells Fargo had previously entered into two non-substantive amendments to the Revolving Facility.  Under the Third Amendment, among other things:
•
The maturity date of the Revolving Facility was extended to the earlier of (i) January 30, 2022 and (ii) 90 days prior to the maturity date of the registrant's existing term loan indebtedness (or 90 days prior to the maturity date of any indebtedness incurred in a permitted refinancing of such existing term loan indebtedness); and

•
The percentage of outstanding, non-past-due receivables from certain large North American customers that are incorporated into the borrowing base computation under the Revolving Facility was increased from 40% to 60%

Copies of the Revolving Facility and Third Amendment are attached as Exhibit 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.  The foregoing description of the Revolving Facility and Third Amendment Agreement, included or incorporated by reference above, does not purport to be complete and is qualified in its entirety by reference to the Revolving Facility and Third Amendment.  This summary of the principal terms of the Revolving Facility and Third Amendment, and the copies of the Revolving Facility and Third Amendment, have been included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the registrant and its subsidiaries or the matters covered therein. The representations, warranties and covenants contained in the Revolving Facility and Third Amendment were made solely for purposes of the Revolving Facility and Third Amendment and as of specific dates, were solely for the benefit of the parties to the Revolving Facility and Third Amendment, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Revolving Facility and Third Amendment instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Revolving Facility and Third Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Revolving Facility and Third Amendment, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	10.1	Credit Agreement, dated June 18, 2012, by and among the registrant, certain of the registrant's subsidiaries and Wells Fargo Capital Finance, LLC.

	10.2	Third Amendment to Credit Agreement, dated January 30, 2017, by and among the registrant, certain of the registrant's subsidiaries and Wells Fargo Capital Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: January 30, 2017	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Item No.	Exhibit Index

10.1	Credit Agreement, dated June 18, 2012, by and among the registrant, certain of the registrant's subsidiaries and Wells Fargo Capital Finance, LLC.

10.2	Third Amendment to Credit Agreement, dated January 30, 2017, by and among the registrant, certain of the registrant's subsidiaries and Wells Fargo Capital Finance, LLC.